Exhibit 10.3c

FORM OF ALLIANT ENERGY CORPORATION

PERFORMANCE SHARE AGREEMENT

THIS PERFORMANCE SHARE AGREEMENT is made and entered into as of this ____ day of ________, 20__ (the “Grant Date”) by and between Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and [Employee], a key employee of the Company (“Employee”).
R E C I T A L S
WHEREAS, the Company has in effect the Alliant Energy Corporation 2010 Omnibus Incentive Plan, as amended from time to time (the “Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement and capitalized terms used herein which are not otherwise defined shall have the meaning set forth in the Plan;
WHEREAS, one of the purposes of the Plan is to permit the grant of various equity-based incentive awards, including performance shares (the “Performance Shares”), to be granted to individuals selected by the Compensation and Personnel Committee of the Board of Directors of the Company (the “Committee”);
WHEREAS, the Employee is now employed by the Company or an Affiliate of the Company in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company and/or its Affiliates; and
WHEREAS, the Company desires the Employee to remain as an employee of the Company or its Affiliates and wishes to provide the Employee with the opportunity to secure or increase his or her stock ownership in the Company in order to develop even a stronger incentive to put forth maximum effort for the continued success and growth of the Company.
A G R E E M E N T
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.
Award. Subject to the terms of this Agreement and the Plan, the Employee is hereby granted [SHARES] Performance Shares on the date first written above (the “Grant Date”). Performance Shares granted under this Agreement are units that will be reflected in a book account maintained by the Company during the Performance Period, and that will be settled in cash and/or shares of Common Stock, $.01 par value, of the Company (“Common Stock”) to the extent provided in this Agreement and the Plan.

2.	Performance Period. The “Performance Period” is the period beginning on ______ __, 20__ and ending on ______ __, 20__.

3.
Settlement of Awards. The Company shall deliver to the Employee one share of Common Stock (or cash equal to the Fair Market Value of one share of Common Stock) for each Performance Share earned by the Employee, as determined in accordance with the provisions of Exhibit 1, which is attached to and forms a part of this Agreement. The earned Performance Shares payable to the Employee in accordance with the provisions of this Paragraph 3 shall be paid solely in shares of Common Stock, solely in cash based on the Fair Market Value of the Common Stock (determined based on the closing price for the Common Stock on the first business day next following the last day of the Performance Period, as reported on the New York Stock Exchange), or in a combination of the two, as determined by the Committee in its sole discretion, except that cash shall be distributed in lieu of any fractional share of Common Stock.

4.
Time of Payment. Except as otherwise provided in this Agreement, payment of Performance Shares earned in accordance with the provisions of Paragraph 3 will be delivered as soon as practicable after the end of the Performance Period, subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals, provided, however, the payment is made not later than 75 days following the Performance Period.

5.
Retirement, Disability, or Death During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period because of the Employee’s Retirement, Disability, or death, the Employee shall be entitled to the full value of the Award earned, determined at the end of the Performance Period so long as the termination event occurs after the end of the first performance year of the Performance Period and the Performance Goals are met. If the termination event occurs during the first year of the Performance Period, the Employee will be entitled to a prorated value of the award, earned in accordance with Exhibit 1, determined at the end of the Performance Period and only if the Performance Goals are met, based on the ratio of the number of months the Employee was employed during the Performance Period divided by twelve.

6.
Involuntary Termination Without Cause During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period because of Involuntary Termination without Cause, the Employee shall be entitled to the prorated value of the Award, determined at the end of the Performance Period, and based on the ratio of the number of months the Employee was employed during the Performance Period to the total number of months in the Performance Period.

7.
Other Terminations of Employment During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period for any reason other than the Employee’s Retirement, Disability, Involuntary Termination without Cause, or death, the Performance Shares granted under this Agreement will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its discretion, may determine that the Employee will be entitled to receive a pro rata or other portion of the Performance Shares as determined at the end of the Performance Period in accordance with Exhibit 1.

8.
Change in Control. If a Change in Control occurs during the first year of the Performance Period, at least 180 days have passed since the Grant Date, and the Employee’s employment does not terminate before the effectiveness of the Change in Control, then the Employee shall earn a pro rata portion of the Performance Shares in an amount equal to (i) the pro rata portion of the Performance Shares, multiplied by (ii) the Fair Market Value of a share of Stock as of the day immediately preceding the effective date of the Change in Control. For purposes of this Section 8, a “pro rata portion of the Performance Shares” means the number of Performance Shares that would have been earned by the Employee in accordance with Exhibit 1 assuming that the day immediately preceding the effective date of the Change in Control is the last day of the Performance Period multiplied by a fraction, the numerator of which is the number of months the Employee is employed during the Performance Period through the effective date of the Change in Control and the denominator of which is 12. Any portion of the Performance Shares that is not converted into the Cash Payment Right automatically shall terminate and be cancelled immediately prior to the effectiveness of the Change in Control, without the payment of any consideration therefor.

If a Change in Control occurs during the Performance Period but after the first year of the Performance Period, and the Employee’s employment does not terminate before the effectiveness of the Change in Control, then the Employee shall earn the Performance Shares that would have been earned by the Employee in accordance with Exhibit 1 assuming that the day immediately preceding the effective date of the Change in Control is the last day of the Performance Period.
The value of Performance Shares earned in accordance with the foregoing provisions of this Paragraph 8 shall be delivered to the Employee in a lump sum cash payment as soon as practicable after the occurrence of the Change in Control, with the value of a Performance Share equal to the Fair Market Value of a share of Common Stock determined under the provisions of Paragraph 3 as of the date of the Change in Control.

9.	Definitions. The following sets forth definitions of certain terms used in this Agreement:

(a)
Involuntary Termination without Cause. “Involuntary Termination without Cause” shall mean that an Employee has been notified in writing that his or her position is being eliminated or significantly altered as a result of a substantial diminishment of responsibility or salary or as a result of a structured job elimination program implemented by management of the Company.

(b)
Retirement. “Retirement” shall mean the Employee’s employment terminates (with the consent of the Company) after he or she has reached age 55 and the Employee’s age, in whole years, added to the number of whole years of the Employee’s continuous employment with the Company total 65 or greater.

10.
Nontransferability of Performance Shares. The Performance Shares shall not be assignable, alienable, saleable or transferable by the Employee other than by will or the laws of descent and distribution prior to settlement of the awards pursuant to Section 3; provided, however, that the Employee shall be entitled, in the manner provided in Paragraph 11 hereof, to designate a beneficiary to exercise his or her rights, and to receive any shares of Common Stock issuable, with respect to the Performance Shares upon the death of the Employee.

11.
Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Employee such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

The Employee shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold shares of Common Stock otherwise issuable to the Employee (the “Withholding Election”) having a fair market value on the date income is recognized (the “Tax Date”) pursuant to the settlement of the Performance Shares equal to the minimum amount required to be withheld. If the number of shares of Common Stock withheld to satisfy withholding tax requirements shall include a fractional share, the number of shares withheld shall be reduced to the next lower whole number and the Employee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.

12.	Designation of Beneficiary.
The Employee shall be permitted to designate one or more beneficiaries (each, a “Beneficiary”) on a Company-approved form who shall be entitled to payouts hereunder, to the extent payouts are made, after the death of the Employee. The terms and conditions of any such designation (including any changes thereto by the Employee) shall be subject to the terms and conditions of such Company-approved beneficiary designation form. If no such Beneficiary designation is in effect at the time of the Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate acting through his or her legal representative shall be entitled to receive payouts hereunder, to the extent they are made, after the death of the Employee. If the Committee is in doubt as to the right of any person to the Performance Shares or any payout thereunder, the Company may refuse to settle such matter, without liability for any interest or dividends on the Performance Shares, until the Committee determines the person entitled to the Performance Shares or any payout thereunder, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

13.
Transfer Restriction. Any shares of Common Stock delivered pursuant to Section 3 hereof shall thereafter be freely transferable by the Employee, provided that the Employee agrees for himself or herself and his or her heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to the terms and conditions of this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that he or she and his or her heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any other applicable securities laws. The Employee agrees that any certificates representing any of the shares of Stock acquired pursuant to the terms and conditions of this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

14.
Status of Employee. The Employee shall not be deemed for any purposes to be a shareowner of the Company with respect to any of the Performance Shares except to the extent that the Company has delivered shares of Common Stock pursuant to Section 3 hereof. Therefore, Employee will not have the right of shareowners to vote or to receive dividends or distributions of any kind prior to the Company delivering shares of Common Stock pursuant to Section 3 hereof. Neither the Plan nor the Performance Shares shall confer upon the Employee any right to continue as an employee of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment or directorship of the Employee at any time.

15.
Powers of the Company Not Affected. The existence of the Performance Shares shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

16.
Interpretation by the Committee. As a condition of the granting of the Performance Shares, the Employee agrees, for himself or herself and for his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

17.	Miscellaneous.

(a)	This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

(b)
This Agreement may not be amended or modified except by the written consent of the parties hereto. Notwithstanding the foregoing, the Committee need not obtain Employee (or other interested party) consent for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment for the Company of any Award; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Employee

(c)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

* * *

[The signatures to this Agreement are on the next page.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto affixed his or her hand as of the day and year first above written.
ALLIANT ENERGY CORPORATION
(the “Company”)

By:________________________________________

Its:

EMPLOYEE:

________________________________________
Employee’s Signature
________________________________________
Employee’s Printed Name

EXHIBIT 1
Performance Share Grant - PERFORMANCE GOALS

1.
Purpose: The purpose of this Exhibit 1 is to set forth the Performance Goal or Goals that will be applied to determine the amount of the award to be made under the terms of the attached Performance Share Agreement (the “Agreement”). This Exhibit 1 is incorporated into and forms a part of the Agreement.

[Employee]	20__
Grant Date	________ __, 20__
Grant Date Fair Market Value	$X
Performance Shares (Target)	[SHARES]
Performance Period	_______ __, 20__ through ________ __, 20__

2.
Performance Goals: Each performance share award will be based on the Company’s Total Shareholder Return (TSR) performance (which represents stock price appreciation plus dividends reinvested) based on the three-year average relative to an investor-owned utility peer group. The peer group is defined as [peer group].

3.
Amount of Award: Actual awards will be based on company performance as specified above, and can range from ___ to ___ percent of target. The amount distributable to the Employee shall be determined in accordance with the following schedule:

3-yr Total Shareholder Return - Percentile Relative to Peer Group*	% of Target Value Paid Out
__ percentile or greater	__ %
__ Percentile	__ %
__ Percentile	__ %
__ Percentile	__ %
__ Percentile	__ %
__ Percentile	__ %
__ Percentile	__ %
Below __ Percentile	__ %
* Peer Group consists of companies comprising the [peer group].